EXHIBIT 10.2

ENGLISH TRANSLATION OF CHINESE-LANGUAGE ORIGINAL

This document is an English translation of a Chinese-language labor contract. It is provided for reference purposes only. In the event of any discrepancy between this translation and the original Chinese-language document, the Chinese-language original shall govern. Blank or unfilled fields in the original document are indicated as "[blank in original]."

EMPLOYMENT AGREEMENT

(Template promulgated by the Dalian Municipal Human Resources and Social Security Bureau, March 2014)

Contract No.: [blank in original]

Party A (Employer): Wanchun Hongji (Dalian) Pharmaceuticals Ltd. (万春宏基（大连）医药有限公司)

Party B (Employee): Li Na (李娜) [signed]

NOTICE

1. Party A shall truthfully inform Party B of the job content, working conditions, work location, occupational hazards, workplace safety conditions, and labor compensation, as well as other matters that Party B requests to understand. Party A has the right to understand basic information directly related to the labor contract from Party B, and Party B shall provide truthful information.

2. When hiring Party B, Party A shall not withhold Party B's resident identity card or other documents, nor demand that Party B provide a guaranty or collect property from Party B under any other pretext.

3. Party A shall enter into a written labor contract with Party B within one month from the date of commencement of employment, and shall promptly complete labor employment registration procedures. Where the parties enter into a labor contract prior to the commencement of employment, the labor relationship shall be established as of the date employment commences.

4. For a labor contract term of three months or more but less than one year, the probation period shall not exceed one month; for a term of one year or more but less than three years, the probation period shall not exceed two months; for a fixed-term contract of three years or more, or a non-fixed-term contract, the probation period shall not exceed six months. No probation period may be agreed for a labor contract with a term based on the completion of a specified task, or for a labor contract with a term of less than three months. The probation period is included within the term of the labor contract. If a labor contract only stipulates a probation period, the probation period shall not be established, and such period shall instead constitute the term of the labor contract.

5. Where any of the following circumstances applies, and Party B proposes or agrees to renew or enter into a labor contract, a non-fixed-term labor contract shall be entered into, unless Party B proposes to enter into a fixed-term labor contract: (1) Party B has worked continuously for Party A for a full 10 years; (2) Party A is implementing the labor contract system for the first time, or re-entering into labor contracts due to restructuring of a state-owned enterprise, and Party B has worked continuously for Party A for a full 10 years and is less than 10 years from the statutory retirement age; (3) two consecutive fixed-term labor contracts have been entered into, and none of the circumstances specified in Article 39 or Article 40, Items 1 and 2, of the Labor Contract Law apply to Party B, and the labor contract is being renewed.

6. Except for the two circumstances of agreed service periods and non-competition restriction clauses, Party A shall not agree with Party B that Party B shall bear liquidated damages.

7. Labor Security Policy Consultation Hotline: 12333. Labor Security Supervision Agency complaint/report hotlines by district (Dalian): Dalian City 84369110; Jinzhou New District 87622867 (Development Zone) / 87779072 (Jinzhou); Zhongshan District 82799610; Pulandian City 83118624; Changhai County 89884660; Xigang District 39608681; Wafangdian City 85630056; Gaoxin (High-Tech) Park District 84796982; Shahekou District 84610121; Zhuanghe City 89725696; Changxing Island Port Industrial Zone 85280951; Ganjingzi District 86589470; Bonded Area 87307460; Huayuankou Economic Zone 89128623; Lushunkou District 62682217.

Pursuant to the relevant provisions of the Labor Law of the People's Republic of China, the Labor Contract Law of the People's Republic of China, and the Implementing Regulations of the Labor Contract Law, and in accordance with the principles of lawfulness, fairness, equality, voluntariness, mutual consultation and consensus, and good faith, Party A and Party B enter into this Contract and undertake to jointly abide by it.

I. Basic Information of the Parties

Article 1. Party A (Employer) Name: Wanchun Hongji (Dalian) Pharmaceuticals Ltd.

Legal Representative, Principal Person in Charge, or Authorized Agent: Jia Linqing

Entity Type (Enterprise/Other): Enterprise; Economic Type: Limited Liability Company

Organization Code / Unified Social Credit Code: 91210213MA7LPQ8N5F

Registered Address: No. 19-6, DD 4 Street, Dalian Economic & Technological Development Zone, Dalian, Liaoning

Actual Business Address: No. 19-6, DD 4 Street, Dalian Economic & Technological Development Zone, Dalian, Liaoning

Contact Person and Phone Number: Li Na

Article 2. Party B (Employee) Name: Li Na; Gender: Female

Resident ID Card Number:

Or Other Valid ID Document Name and Number:

Household Registration Address:

Actual Residential Address:

Mailing Address, Email, and Contact Number:

Article 3. If Party B's contact information changes, Party B shall promptly notify Party A.

II. Term of the Labor Contract

Article 4. The term of this Contract, as agreed by both parties through consultation, shall take form (1) below:

(1) Fixed Term: From September 1, 2025 to September 1, 2028. The probation period therein shall run from [blank in original] to [blank in original].

(2) Non-Fixed Term: Commencing from [not applicable — not selected]. The probation period therein shall run from [blank] to [blank].

(3) Term Based on Completion of a Specified Task: From [not applicable — not selected] until completion of [blank].

III. Job Content and Work Location

Article 5. Based on operational needs, Party A assigns Party B to the position of Chief Financial Officer, engaged in financial management work, with the work location being Dalian.

Party A and Party B may enter into a position agreement specifying the specific duties and requirements of the position.

Article 6. Party B shall diligently perform the duties of the position and complete work tasks on time in accordance with the job content and requirements assigned by Party A, and shall comply with the rules and regulations lawfully established by Party A.

IV. Working Hours and Rest/Leave

Article 7. Party A shall implement working hours system (1) below for Party B's position:

(1) Standard Working Hours System: Party B shall work no more than 8 hours per day, with an average of no more than 40 hours per week, and weekly rest days shall be Saturday and Sunday.

(2) Non-Fixed Working Hours System. On the basis of protecting Party B's physical health and fully soliciting Party B's opinions, Party A shall adopt appropriate methods such as concentrated work, concentrated rest, rotating rest/compensatory leave, and flexible working arrangements, to ensure Party B's rest and leave rights and the completion of production and work tasks.

(3) Comprehensive Calculated Working Hours System, with a cycle of [blank] (month/quarter/year), with average daily and average weekly working hours not exceeding the statutory standard working hours.

Where the Non-Fixed Working Hours System or the Comprehensive Calculated Working Hours System is implemented, Party A shall obtain approval from the human resources and social security administrative department before implementation.

Article 8. Party A shall reasonably arrange Party B's working hours in accordance with relevant national regulations and the operational needs of the enterprise, and shall lawfully guarantee Party B's right to rest, and ensure that Party B lawfully enjoys statutory holidays as well as leave rights such as home leave, marriage/bereavement leave, family planning leave, and paid annual leave.

Article 9. Party A shall strictly implement labor quota standards and shall not force or disguisedly force Party B to work overtime. Due to operational needs, working hours may be extended after consultation with the labor union and Party B, generally not exceeding 1 hour per day. Where working hours need to be extended due to special reasons, and subject to safeguarding Party B's physical health, the extended working hours shall not exceed 3 hours per day and 36 hours per month.

V. Labor Compensation

Article 10. Party A and Party B shall agree on Party B's wage level through consultation in accordance with the lawfully established wage distribution system, and shall implement equal pay for equal work.

Article 11. Party A shall pay Party B's wages in form (1) below:

(1) Time-based Wage. Party B's wage standard shall be [blank in original] RMB/month.

(2) Piece-rate Wage. Party B's labor quota standard shall be [blank], and the piece rate shall be [blank].

(3) Determined in accordance with the wage distribution system lawfully established by Party A.

Party B's wage standard during the probation period shall be [blank in original].

Article 12. Party A shall pay Party B's wages in full, in cash or by bank transfer, before the 10th day of each month. If this date falls on a holiday or rest day, payment shall be advanced to the nearest working day.

Party A shall maintain written records of the time, amount, number of working days, signature, and other details of wage payments to Party B, and shall provide Party B with a wage statement.

Article 13. Where Party A arranges for Party B to work extended hours or on rest days or statutory holidays, Party A shall lawfully arrange compensatory rest for Party B or pay overtime wages to Party B in accordance with relevant national regulations.

Article 14. Where Party B provides normal labor, the wages paid by Party A to Party B shall not be lower than the local minimum wage standard.

Article 15. During Party B's medical treatment period, sick leave pay shall be paid by Party A in accordance with the standards set forth in the enterprise's rules and regulations, provided that such pay shall not be lower than 80% of the local minimum wage standard.

VI. Social Insurance and Benefits

Article 16. Party A and Party B shall lawfully participate in social insurance and shall pay social insurance premiums in full and on time. The portion borne by Party B shall be withheld and paid by Party A on Party B's behalf.

Article 17. During the term of the Contract, Party B's entitlements with respect to rest and leave, illness or non-work-related injury, occupational disease or work-related injury, childbirth, death, and the duration and entitlements of the medical treatment period, pregnancy, maternity, and breastfeeding periods, shall be implemented in accordance with the relevant laws and regulations.

Article 18. Party A provides Party B with the following supplementary insurance and benefits: None.

VII. Labor Protection, Working Conditions, and Occupational Hazard Prevention

Article 19. Party A shall establish and improve safety and technical operating procedures, work standards, and labor safety and health / occupational hazard prevention systems, and shall provide Party B with necessary training. Party B shall strictly comply with all systems, standards, and safety technical operating procedures during the course of work.

Article 20. Party A shall provide Party B with labor safety and health conditions and necessary labor protective equipment that comply with national regulations. Where Party B is assigned to work involving occupational hazards, Party A shall arrange regular health check-ups for Party B.

Article 21. For positions that may give rise to occupational disease hazards, Party A shall fulfill its obligation to truthfully inform Party B, and shall provide Party B with labor safety and health education, to prevent accidents during the labor process and reduce occupational hazards.

Article 22. Party B has the right to refuse where Party A issues commands in violation of regulations or forces Party B to engage in hazardous operations that endanger Party B's personal safety. Party B has the right to criticize, report, and file complaints against Party A regarding working conditions that endanger life safety and physical health.

VIII. Performance and Modification of the Labor Contract

Article 23. Party A and Party B shall lawfully and fully perform their respective obligations in accordance with the provisions of this Contract.

Article 24. Changes to Party A's name, legal representative, principal person in charge, investors, or other such matters shall not affect the performance of this Contract.

Article 25. In the event of a merger, division, or similar event involving Party A, this Contract shall remain valid and shall continue to be performed by the entity that succeeds to Party A's rights and obligations.

Article 26. The content agreed in this Contract may be modified upon mutual consultation and consensus between Party A and Party B, and shall be confirmed in writing.

IX. Rescission and Termination of the Labor Contract

Article 27. This Contract may be rescinded upon mutual consultation and consensus between Party A and Party B.

Article 28. Party B may rescind this Contract by providing Party A with 30 days' prior written notice. During the probation period, Party B may rescind this Contract by providing Party A with 3 days' prior notice.

Article 29. Party B may rescind this Contract if Party A commits any of the following:

(1) Failing to provide labor protection or working conditions as agreed;

(2) Failing to pay labor compensation in full and on time;

(3) Failing to pay social insurance premiums for Party B in accordance with the law;

(4) Party A's rules and regulations violate laws or regulations, harming Party B's rights and interests;

(5) The labor contract is rendered invalid due to circumstances specified in Article 26, Paragraph 1 of the Labor Contract Law;

(6) Party A forces Party B to work by means of violence, threats, or illegal restriction of personal freedom, or issues commands in violation of regulations or forces hazardous operations that endanger Party B's personal safety — in which case Party B may immediately rescind this Contract without prior notice to Party A.

Article 30. Party A may rescind this Contract if Party B commits any of the following:

(1) Being proven, during the probation period, not to meet the recruitment conditions;

(2) Seriously violating Party A's rules and regulations;

(3) Serious dereliction of duty or malpractice for personal gain, causing significant damage to Party A;

(4) Simultaneously establishing an employment relationship with another employer, which seriously affects the completion of work tasks for Party A, and failing to make corrections after being asked to do so by Party A;

(5) Causing Party A to enter into or modify the labor contract against its true intentions by means of fraud, coercion, or taking advantage of another's difficulties;

(6) Being subjected to criminal liability in accordance with the law.

Article 31. Party A may rescind this Contract by providing Party B with 30 days' prior written notice or paying Party B an additional one month's wages, if any of the following applies to Party B:

(1) Party B is ill or suffers non-work-related injury, and after the prescribed medical treatment period expires, is unable to perform the original work or other work reassigned by Party A;

(2) Party B is incompetent for the job, and remains incompetent even after training or a job transfer;

(3) The objective circumstances relied upon at the time of entering into the labor contract have significantly changed, rendering the labor contract unperformable, and the parties, after consultation, fail to reach agreement on modifying the contents of the labor contract.

Article 32. If Party A needs to conduct layoffs, it shall do so in accordance with the provisions of the Labor Contract Law, and shall not infringe upon Party B's lawful rights and interests.

Article 33. This Contract shall terminate upon the occurrence of any of the following:

(1) Expiration of the labor contract term;

(2) Party B reaches the statutory retirement age;

(3) Party B begins to lawfully enjoy basic pension insurance benefits;

(4) Party B dies, or is declared dead or missing by a people's court;

(5) Party A is lawfully declared bankrupt;

(6) Party A's business license is revoked, or Party A is ordered to close, is dissolved, or Party A decides on early dissolution.

Article 34. Upon rescission or termination of the labor contract, Party A shall issue Party B a certificate of rescission or termination of the labor contract, and shall complete the procedures for transferring Party B's personnel file and social insurance relationship within 15 days. Party B shall complete the work handover in accordance with the agreement. Where economic compensation is payable to Party B, Party A shall pay such compensation upon completion of Party B's work handover. Party A shall retain the text of rescinded or terminated labor contracts for at least 2 years for future reference.

X. Economic Compensation and Damages

Article 35. Where the Contract is rescinded by Party A pursuant to Article 27 of this Contract, or rescinded pursuant to Articles 29, 31, or 32 of this Contract, or terminated pursuant to Article 33 of this Contract, Party A shall pay Party B economic compensation in accordance with Article 46 of the Labor Contract Law and Article 22 of the Implementing Regulations of the Labor Contract Law.

Article 36. Economic compensation shall be paid at the rate of one month's wages for each full year that Party B has worked for Party A. A period of 6 months or more but less than 1 year shall be counted as 1 year; a period of less than 6 months shall be compensated with half a month's wages. The wage standard shall be Party B's average wages actually due for the 12 months preceding the rescission or termination of the labor contract. Where this is lower than the local minimum wage standard, it shall be calculated based on the local minimum wage standard. Where Party B has worked less than 12 months, the average wage shall be calculated based on the actual number of months worked.

Article 37. If Party B's wages exceed 3 times the average monthly wage of employees in the region for the preceding year, as published by the people's government of the municipality directly under the central government or the municipality with districts where Party A is located, Party A shall pay economic compensation to Party B based on 3 times such average monthly wage, and the number of years for which compensation is paid shall not exceed 12 years.

Article 38. Where Party A unlawfully rescinds or terminates this Contract and Party B demands continued performance of this Contract, Party A shall continue to perform it; where Party B does not demand continued performance, or this Contract can no longer be performed, Party A shall lawfully pay Party B damages at twice the economic compensation standard.

Where Party B unlawfully rescinds the labor contract and causes losses to Party A, Party B shall bear liability for damages.

XI. Other Matters

Article 39. Where Party A provides special training expenses for Party B and provides professional and technical training to Party B, the parties may enter into a special agreement stipulating a service period.

Where Party B violates the agreed service period, Party B shall pay liquidated damages as agreed.

Article 40. Where Party B bears confidentiality obligations, the parties may enter into a special agreement stipulating non-competition restriction clauses.

Where Party B violates the agreed non-competition restriction, Party B shall pay liquidated damages as agreed. Where losses are caused to Party A, Party B shall bear liability for damages.

Article 41. Party A and Party B shall contribute to the housing provident fund in accordance with relevant national and Dalian municipal regulations, and the portion payable by Party B shall be withheld and paid by Party A on Party B's behalf.

Disputes between the parties regarding the housing provident fund shall be handled by the housing provident fund administration department in accordance with relevant regulations.

Article 42. The following agreements shall serve as appendices to this Contract:

(1) Position Agreement

(2) Training Agreement

(3) Confidentiality Agreement

(4) None

Article 43. Other matters agreed by the parties: None

Article 44. Labor disputes arising between Party A and Party B from the performance of this Contract may be resolved through consultation. If consultation fails, the parties may apply for arbitration or file a lawsuit in accordance with the law.

Article 45. Matters not covered by this Contract shall be handled in accordance with relevant national, provincial, and municipal regulations.

Article 46. This Contract shall take effect upon signature or seal by both Party A and Party B. This Contract is executed in duplicate, with each party retaining one copy.

Party A (Seal): [Company seal of Wanchun Hongji (Dalian) Pharmaceuticals Ltd.]

Legal Representative, Person in Charge, or Authorized Agent (Signature or Seal): Jia Linqing [signed/sealed]

Party B (Signature): Li Na [signed]

Date: September 1, 2025                                                                                                                Date: September 1, 2025

LABOR CONTRACT MODIFICATION

Upon mutual consultation and consensus between Party A and Party B, this Contract may be modified.

Article [blank], Item [blank] of the above contract terms is modified; the content after modification is as follows: [blank in original]

Effective date of modified clause: [blank in original]

Signature or seal of Party A's legal representative or authorized agent: [blank in original] Date: [blank in original]

Party B's signature: [blank in original] Date: [blank in original]

LABOR CONTRACT RENEWAL

Renewal No. [blank in original]:

Fixed Term: From [blank in original] to [blank in original].

Non-Fixed Term: Commencing from [blank in original].

Signature or seal of Party A's legal representative or authorized agent: [blank in original] Date: [blank in original]

Party B's signature: [blank in original] Date: [blank in original]